Exhibit 99.1

Cordia Launches Magellan™ Service in the U.S.

Expands Offering with Global Magellan Service

Winter Garden, Florida – (BUSINESS WIRE) - February 26, 2007 – Cordia Corporation (“Cordia”) (OTCBB: CORG), a global communications service provider, announced today the launch of Magellan services (www.magnumbers.com) in the United States and Canada to local and international customers. In conjunction with the North American launch of Magellan, Cordia has expanded the Magellan offering to include a new Global Magellan service, which includes a free Global Personal Extension, local access numbers in over 300 international cities, and no monthly fees.

With Global Magellan, a customer in the U.S. gets a free Global Personal Extension or MagNumber™.  International callers dial a Cordia local access number, from any of the more that 300 cities available from Cordia’s IP network, followed by the MagNumber. The call is then forwarded to the customer’s landline or cell phone anywhere in the world for a low per minute fee. Bundled and unlimited plans are also available for Global Magellan.

Private Magellan service allows customers to choose telephone numbers from more than 300 cities in more than 40 countries for their landline and cell phones. Magellan customers are able to receive unlimited inbound phone calls on their own dedicated international phone numbers for a fixed monthly price while their internationally based callers pay only local rates.

All Magellan customers also get low inbound rates when calls are forwarded to phone numbers outside the Continental U.S. or Canada and their family, friends and business associates pay local rates to reach the Magellan customer anywhere in the world.

"We have identified several significant markets for Magellan" said Joel Dupré, Cordia's Chairman and CEO. "Businesses, expatriates, international students, professionals based here and overseas will all benefit from the significant cost savings and convenience of Magellan. For example, with Private Magellan, a Mexican working in the U.S. can get a phone number from more than 13 cities in Mexico for his U.S. landline or mobile phone allowing friends, family and business associates back in Mexico to make a local call while he receives the call here at no additional cost. Using Global Magellan, a customer traveling on business throughout Asia can be reached by anyone in the world by dialing a local access number followed by the customer’s MagNumber extension. The call rings on any landline or cell phone specified by the customer and the ring-to number can be changed “on-the-fly” online or over the phone.”

 “With Magellan we are combining the power and cost benefits of IP communications with the convenience of landline and mobile phones” added Kevin Griffo, Cordia’s President and COO. “Today, there are roughly 2.2 billion cell phone subscribers worldwide. The industry predicts that number will jump to 3 billion by the end of 2007. Combine that with the landline base and the hundreds of millions of immigrants, expatriates and global businesses throughout the world and we have a massive addressable market for Magellan services”.

About Cordia Corporation

Cordia Corporation, through its operating subsidiaries, Cordia Communications Corp., CordiaIP Corp., My Tel Co, Inc., and Cordia International Corp., offers business, residential and wholesale customers local and long distance telecommunications services in more than sixty (60) countries utilizing traditional wireline and Voice over Internet Protocol (“VoIP”) technologies.  In addition, Cordia develops and provides a suite of proprietary Web-based billing software and outsourced services to local, long distance and VoIP telecommunications providers.

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

Cordia Corporation

Kevin Griffo, 866-777-7777

kgriffo@cordiacorp.com